UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 11, 2017 (January 10, 2017)

Rockwell Automation, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12383	25-1797617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 South Second Street

Milwaukee, Wisconsin 53204

(Address of Principal Executive Offices) (Zip Code)

(414) 382-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2017, the Company issued a press release announcing that Patrick Goris has been named Senior Vice President and Chief Financial Officer of the Company, effective February 7, 2017. Mr. Goris succeeds Theodore Crandall, who has served as Senior Vice President and Chief Financial Officer of the Company since April 2007. Mr. Crandall will return to his previous role of Senior Vice President, Control Products and Solutions, replacing Kenneth Champa, who will retire later in 2017.

Mr. Goris, age 45, has served as the Company’s Vice President, Investor Relations, since 2015 and Vice President, Finance of the Company’s Architecture and Software segment since 2011. He has held roles of increasing responsibility within the Company’s Finance organization since joining the Company in 2006.

A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On January 9, 2017, the Compensation Committee of our Board of Directors approved new compensation arrangements for Patrick Goris as the Company’s Senior Vice President and Chief Financial Officer. Mr. Goris will receive an annual salary of $475,000, with an annual incentive compensation plan target of 70% of his annual salary, effective February 6, 2017. In addition, on February 7, 2017, Mr. Goris will receive awards of stock options for shares of common stock with a value of $807,500 and restricted shares of common stock with a value of $142,500. The terms and conditions of these awards are consistent with those of comparable annual long-term incentive awards to senior executive officers under the Company’s 2012 Long-Term Incentives Plan as set forth in the forms of stock option and restricted stock agreements previously filed by the Company with the Securities and Exchange Commission. The specific number of stock options and restricted shares to be awarded will be determined on February 7, 2017 based on the closing price of our common stock on the New York Stock Exchange on that date.

The Compensation Committee also approved a Letter Agreement between the Company and Patrick Goris to be entered into on February 7, 2017 with respect to the reimbursement of certain compensation. The Letter Agreement provides that if the Company is required to restate any financial statements for periods from and after fiscal year 2017 during which he serves in the position as chief financial officer due to the Company’s material noncompliance with any financial reporting requirements under the securities laws, he will reimburse the Company for any incentive- or equity- based compensation received by him from the Company during the twelve months following the public filing of such financial statements and any profits realized by him on the sale of the Company’s securities during that twelve-month period.

The foregoing description of the Letter Agreement is not complete and is qualified in its entirety by reference to the form of Letter Agreement, a copy of which is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

(Page 2 of 4 Pages)

The Board of Directors approved a Change of Control Agreement between the Company and Patrick Goris to be entered into on February 7, 2017. The Change of Control Agreement becomes effective if there is a change of control of the Company on or after February 7, 2017, and before October 1, 2019. The terms and conditions set forth in the Change of Control Agreement are substantially the same as those set forth in the form of change of control agreement with senior executive officers of the Company previously filed by the Company with the Securities and Exchange Commission. The agreement provides for the continuing employment of the executive for two years after the change of control on conditions no less favorable than those in effect before the change of control. If the executive’s employment is terminated by the Company without “cause” or if the executive terminates his employment for “good reason” within that two year period, the agreement entitles the executive to:

•        severance benefits payable as a lump sum equal to two times his annual compensation, including target annual incentive compensation award;

•        annual incentive compensation payment prorated through the date of termination payable as a lump sum, based upon the average of the previous three years’ incentive compensation payments; and

•        continuation of other benefits and perquisites for two years.

The foregoing description of the Change of Control Agreement is not complete and is qualified in its entirety by reference to the form of Change of Control Agreement, a copy of which is filed herewith as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release of the Company dated January 11, 2017

99.2	Form of Letter Agreement to be dated February 7, 2017 between the Company and Patrick Goris

99.3	Form of Change of Control Agreement to be dated February 7, 2017 between the Company and Patrick Goris, filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K dated October 4, 2016, is hereby incorporated by reference

(Page 3 of 4 Pages)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL AUTOMATION, INC. (Registrant)

By	/s/ Rebecca W. House
Rebecca W. House Senior Vice President, General Counsel and Secretary

Date: January 11, 2017

(Page 4 of 4 Pages)